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                                                                 EXHIBIT 10.13

                                PROMISSORY NOTE







$10,759,355                                           Dated:    March 31, 1996
                                                             Detroit, Michigan



     For value received, The Majestic Star Casino, LLC, an Indiana limited liability company ("Borrower"), promises to pay to the order of Barden Development, Inc., an Indiana corporation ("Lender"), on demand, the principal sum of Ten Million Seven Hundred Fifty Nine Thousand Three Hundred and Fifty Five Dollars ($10,759,355), at Suite 2400, 400 Renaissance Center, Detroit, Michigan 48243, or at such other place as designated by lender in writing.

     The unpaid principal balance outstanding from time to time of this Note shall bear interest on a basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest equal to the applicable federal short term rate, as set forth in Section 1274(d) of the Internal Revenue Code of 1986, as amended ("Base Rate"). The interest rate shall automatically adjust on the first day of each month that this Note is outstanding. Interest shall be paid, in arrears, quarterly beginning on June 30, 1996 and each three months thereafter.

     In no event shall the interest rate charged or received hereunder at any time exceed the interest rate ("maximum interest rate") permitted by applicable law. Payments received by Lender hereunder which would otherwise cause the interest rate hereunder to exceed such maximum interest rate shall, to the extent of such excess, be deemed prepayments of principal and applied as such as herein provided. If Lender shall reasonably determine that the legal authority to charge the interest rate under this Note has been adjudicated to be usurious or if it has been so determined by a court of competent jurisdiction or otherwise limited by statute, then the unpaid principal balance of this Note, with any accrued interest thereon and thereafter at the highest legal rate then permitted to be charged by stipulation in writing between Lender and Borrowers, at the option of Lender, shall immediately become due and payable.

     Upon default in the payment of any installment of interest when due hereunder, the entire principal of this Note remaining at the time unmatured, together with the accrued interest thereon, shall become immediately due and payable.


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Borrower agrees to pay all costs of collection, including reasonable attorneys' fees, in case the principal of the Note or any interest thereon is not paid at the respective date due hereunder, whether suit is brought or not.

     Any payments of principal or interest not paid when due or declared due shall, at the option of Lender, bear interest at a rate which is equal to one percent (1.0%) per annum in excess of the Base Rate. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. Upon any default, neither the failure of Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrowers or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrowers or any other person who may be liable hereunder.

     Borrower and each and every endorser and guarantor hereof hereby waive presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, diligence in collection or bringing suit, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to payment or other provisions of this Note.

     This Note shall be non-negotiable and non-transferable. Lender hereby agrees that payment hereunder may be subordinated to the extent required by the lenders of up to $105,000,000 principal amount of senior secured notes, with interest thereon, contemplated to be offered by Borrower in May 1996. All rights and obligations hereunder shall be governed by the laws of the State of Michigan.



                                                 THE MAJESTIC STAR CASINO, LLC

                                                 BY: BARDEN DEVELOPMENT, INC.



                                                 By:__________________________
                                                    Kenneth L. Kramer,
                                                    Vice President



1991/CR